GLENBROOK LIFE AND ANNUITY COMPANY
                      LAW AND REGULATION DEPARTMENT
                          3100 Sanders Road, J5B
                       Northbrook, Illinois 60062


                           February 26, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


RE:      Rule 24f-2 Notice for
         Glenbrook Life Variable Life Separate Account A
         Glenbrook Life and Annuity Company
         Registration No.: 333-02581
         Investment Company Act Registration No.: 811-07825

Dear Sir/Madam:

It is my opinion that the securities issued in accordance with the captioned filing and which this Notice makes definite in number were legally issued, fully paid and are nonassessable.



                       Glenbrook Life and Annuity Company


                       By: /s/ MICHAEL J. VELOTTA
                          -----------------------
                          Michael J. Velotta
                          Vice President, Secretary and
                           General Counsel